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                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                EXHIBIT 23.11

                                                                CONFORMED COPY
                                                                --------------

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus of our report dated March 8, 1996, included in Form 8-K File No. 000-20823. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN LLP
                                             -------------------------
                                             ARTHUR ANDERSEN LLP



Baltimore, Maryland
January 5, 1998